                                                                  Exhibit 11

                     HARMON INDUSTRIES, INC.
                            FORM 10-Q
                COMPUTATION OF PER SHARE EARNINGS
            (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                         THREE MONTHS ENDED SEPTEMBER 30,
                                                            1998                   1997
                                                          -------                  ------
Basic:
Net earnings                                              $ 2,468                  $ 2,639
                                                         --------                  -------
                                                         --------                  -------
Weighted average shares outstanding                        10,546                   10,332
Shares representing unearned compensation                     (14)                     (10)
                                                         --------                  -------
   Total                                                   10,532                   10,322
                                                         --------                  -------
                                                         --------                  -------
Basic earnings per share                                  $  0.23                  $  0.26
                                                         --------                  -------
                                                         --------                  -------
Diluted:
Net earnings                                              $ 2,468                  $ 2,639
                                                         --------                  -------
                                                         --------                  -------

Weighted average shares outstanding                        10,546                   10,332
Shares representing unearned compensation                     (14)                     (10)
Equivalent shares under option plans                          134                       70
                                                         --------                  -------
   Total                                                   10,666                   10,392
                                                         --------                  -------
                                                         --------                  -------
Diluted earnings per share                                $  0.23                  $  0.25
                                                         --------                  -------
                                                         --------                  -------

                                                         NINE MONTHS ENDED SEPTEMBER 30,

                                                           1998                     1997
                                                         --------                  -------
Basic:
Net earnings                                              $ 9,882                  $ 7,073
                                                         --------                  -------
                                                         --------                  -------
Weighted average shares outstanding                        10,524                   10,295
Shares representing unearned compensation                     (12)                      (3)
                                                         --------                  -------
   Total                                                   10,512                   10,292
                                                         --------                  -------
                                                         --------                  -------
Basic earnings per share                                  $  0.94                  $  0.69
                                                         --------                  -------
                                                         --------                  -------
Diluted:
Net earnings                                              $ 9,882                  $ 7,073
                                                         --------                  -------
                                                         --------                  -------

Weighted average shares outstanding                        10,524                   10,295
Shares representing unearned compensation                     (12)                      (3)
Equivalent shares under option plans                          141                       52
                                                         --------                  -------
   Total                                                   10,653                   10,344
                                                         --------                  -------
                                                         --------                  -------
Diluted earnings per share                                $  0.93                  $  0.68
                                                         --------                  -------
                                                         --------                  -------

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